Exhibit 10.15

# TRIPARTITE AGREEMENT FOR AI FACTORY DEVELOPMENT

## RECITALS

This Tripartite Agreement (the "Agreement") is made and entered into as of 23/04, 2026 (the "Effective Date"), by and among the following three parties (collectively referred to as the "Parties"):

## 1. THE PARTIES

**1.1** Aleria Technology LLC, a limited liability company incorporated under the laws of the United Arab Emirates, with its principal place of business at Abu Dhabi, UAE (hereinafter referred to as "Aleria");

**1.2** Bitari Inc., a corporation incorporated under the laws of the United States, with its principal place of business in the USA (hereinafter referred to as "Bitari");

**1.3** Ricloud AI Inc., a corporation incorporated under the laws of the United States, with its principal place of business in the USA (hereinafter referred to as "Ricloud").

## 2. PROJECT OVERVIEW

**2.1** Location: The AI Factory project shall be located in Wheeler, Texas, United States of America.

**2.2** Phase 1:

- Total Power Capacity: 30MW
- IT Load Capacity: 25MW
- Target Operational Date: October 30, 2026

**2.3** Phase 2:

- Total Power Capacity: 60MW
- IT Load Capacity: 50MW
- Target Expansion Completion Date: February 28, 2027

GL E. H

## 3. RESPONSIBILITIES OF THE PARTIES

### 3.1 Responsibilities of Bitari

3.1.1 Provide complete legal control, ownership rights, and land use rights to the project site;

3.1.2 Provide existing infrastructure including:

- Approximately 20MW grid power connection
- Sufficient water resources for cooling systems
- High-bandwidth network connectivity with scaling capability;

3.1.3 Obtain all necessary legal, regulatory, and governmental approvals, permits, and licenses for project development, construction, and operation;

3.1.4 Coordinate with local authorities, regulatory bodies, and utility providers;

3.1.5 Ensure compliance with all local, state, and federal laws and regulations.

3.1.6 Apply for and secure rights to access and utilize nearby natural gas pipelines, including the application and procurement of natural gas supply, and be responsible for the procurement, installation, and commissioning of all necessary gas interconnection facilities and equipment required for project operations.

### 3.2 Responsibilities of Ricloud

3.2.1 Invest in and deploy on-site gas power generation systems to scale total power capacity up to 60MW;

3.2.2 Be responsible for Engineering, Procurement, and Construction (EPC) turnkey delivery;

3.2.3 Develop and upgrade the site to meet NVIDIA GB300 server deployment requirements;

3.2.4 Ensure timely project delivery aligned with agreed milestones;

3.2.5 Manage construction quality control and safety compliance;

3.2.6 Provide technical support for infrastructure maintenance.

### 3.3 Responsibilities of Aleria

3.3.1 Procure and deploy NVIDIA GB300 servers, storage systems, and high-speed networking equipment;

3.3.2 Deploy Aleria's proprietary software ecosystem including cloud computing platform, operating system, and management tools;

3.3.3 Deploy and maintain Large Language Models (LLM) and other AI models on the AI Factory infrastructure;

3.3.4 Be responsible for AI compute operations, platform management, and technical service delivery;

3.3.5 Lead global customer acquisition and commercial development for the AI Factory;

3.3.6 Specifically focus on acquisition and sales of major AI LLM enterprise customers;

3.3.7 Structure, negotiate, and execute binding off-take agreements with end customers;

3.3.8 Secure long-term contracted revenue through legally binding off-take agreements;

3.3.9 Ensure that no less than 50% of Phase 1 capacity is secured under binding or committed off-take agreements prior to commissioning;

3.3.10 Manage strategic relationships with NVIDIA and key supply chain partners;

3.3.11 Ensure full utilization of deployed infrastructure through secured customer demand;

3.3.12 Provide technical support and customer service for enterprise clients.

## 4. PROJECT MILESTONES

4.1 Phase 1 (25MW IT Load) shall achieve commercial operation by October 30, 2026;

4.2 Phase 2 expansion to 50MW IT Load shall be completed by February 28, 2027;

4.3 All parties shall cooperate to meet these milestones;

4.4 Any delays shall be promptly communicated and resolved among all parties.

## 5. SPECIAL PURPOSE VEHICLE (SPV)

5.1 The Parties agree that a Special Purpose Vehicle (the "SPV") shall be established to serve as the legal entity for ownership, operation, and management of the AI Factory project.

5.2 The SPV shall hold all project-related assets, including but not limited to land use rights and site ownership (as applicable), power infrastructure and generation assets, data center facilities, and any other tangible and intangible assets related to the Project.

5.3 The SPV shall be responsible for the overall operation, management, and commercial execution of the AI Factory project, including entering into customer agreements, service contracts, and financing arrangements.

5.4 The shareholding structure, governance framework, capital contributions, and profit distribution mechanism of the SPV shall be defined in a separate shareholders' agreement to be executed by the Parties.

5.5 Each Party agrees to cooperate in good faith to incorporate the SPV in a mutually agreed jurisdiction and to complete all necessary legal, regulatory, and corporate actions required for its establishment.

5.6 Upon establishment of the SPV, all project-related rights and obligations under this Agreement may be assigned or novated to the SPV, subject to mutual agreement among the Parties.

5.7 The Parties acknowledge that the SPV shall be the sole entity entitled to project revenues and responsible for all project-level liabilities.

## 6. COMMERCIAL STRUCTURE

6.1 The project shall operate as a state-of-the-art AI Factory with secured customer demand;

6.2 Contracted off-take agreements shall ensure immediate infrastructure utilization upon commissioning;

6.3 Revenue sharing and profit distribution shall be defined in separate supplementary agreements;

6.4 All financial arrangements shall comply with applicable laws and regulations.

## 7. GOVERNING LAW

7.1 This Agreement shall be governed by and construed in accordance with the laws of the United States;

7.2 The Parties agree to submit any disputes to the exclusive jurisdiction of the courts of the United States.

## 8. MISCELLANEOUS PROVISIONS

8.1 Entire Agreement: This Agreement constitutes the entire understanding among the Parties regarding the subject matter hereof.

8.2 Amendments: Any amendments to this Agreement must be made in writing and signed by all Parties.

8.3 Confidentiality: All Parties shall maintain strict confidentiality of project information and business secrets.

8.4 Intellectual Property: Each Party shall retain ownership of its respective intellectual property.

8.5 Termination: This Agreement may be terminated according to terms specified in supplementary agreements.

8.6 Notices: All official communications shall be made in writing and delivered to the designated contacts of each Party.

8.7 Counterparts: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

## SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Tripartite Agreement as of the date first written above.

ALERIA TECHNOLOGY LLC

By: ERIC LEANDRI

Name: ALERIA

Title: CEO

Date: 23/04/2026

BITARI INC.

By: ______

Name: Gang Qin

Title: CEO

Date: 04/23/2026

RICLOUD AI INC.

By: ______

Name: Wolf Hesserich

Title: CEO

Date: 23/04/26